Exhibit 99 (p) (ii)
RAFFERTY CAPITAL MARKETS, LLC
1010 Franklin Avenue, Suite 300A
Garden City, New York 11530
phone 516.535.3800

Code of Ethics Certification

This is to hereby certify, that:

The undersigned authorized officer of Rafferty Capital Markets, LLC ("RCM") hereby certifies that RCM has adopted a Code of Ethics as required by Rule 1 7j -1 under the Investment Company Act of 1940, and procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.
RCM will provide a written report to the Board of Trustees describing any violations of the Code in the event any violations take place. To date, there have been no violations of the Code of Ethics.

/s/Thomas A. Mulrooney	1/16/13
Signed	Dated

Thomas A. Mulrooney
Print Name

President
Title

Securities offered through Rafferty Capital Markets, LLC
Member NASD/SIPC

SECTION III
CODE OF ETHICS

This Code is based upon the principal that all officers and employees of Rafferty Capital Markets, LLC (RCM) have a fiduciary and regulatory responsibility to place the interests of RCM and its customers ahead of their own interests and that each person associated with RCM shall, at all times, carry out their assigned duties and responsibilities in accordance with the rules and regulations of the SEC, the NASD, and the Supervisory Procedures of RCM. The Code applies to all RCM employees and focuses principally on reporting personal transactions in securities and the avoidance of activities, interests and relationships that might interfere with making decisions in the best interests of RCM and/or its customers.

There are two exhibits attached to this Section; they are as follows: Exhibit I - "Request for Approval of Outside Account" and Exhibit II - "Outside Business Activity Questionnaire".

I.	Personal Securities Transactions

All RCM personnel must arrange for the Compliance Officer to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which the person has a beneficial interest. To the extent applicable, each RCM employee is required to report to the compliance Officer the details of any brokerage account which the employee may open from time to time and arrange for the required information to be forwarded to RCM as described above.

All information supplied to RCM with respect to an employee's brokerage accounts may be made available, as required, to Supervisory Officers of RCM, the SEC, the NASD, or any state securities commission.

The following Securities Transactions are prohibited for RCM personnel:

* Initial Public Offerings

* Inside Information - any transaction in a Security while in possession of material non-public information regarding the Security or the issuer.

* Market Manipulation - transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

* Others any other transaction deemed by the Compliance Officer ( or designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

II.	Fiduciary Duties

*  Confidentiality - RCM employees are prohibited from revealing information relating to the investment decisions, intentions, activities, methodologies, portfolios, or other trade secrets of RCM customers or RCM.

*  Gifts - On occasion, RCM employees may receive, or be offered, gifts from clients, brokers, vendors or others. Acceptance of extraordinary or extravagant gifts is not permissible and any such gifts or offers must be declined and/or returned. Gifts of a nominal value, i.e., gifts whose reasonable value is no more than $100 per year, and customary business meals, entertainment (e.g., pens, hats, t-shirts) may be accepted. RCM employees will accept business entertainment from customers as long as an employee of the sponsoring firm accompanies our employee. In the event there is doubt in the mind of a RCM employee concerning this issue, the employee should review the particulars with the Compliance Officer.

RCM employees may not solicit gifts or gratuities.

RCM employees may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including Exchanges, NASD, other member organizations, commodity firms, news media, or clients of RCM.

Business entertainment shall include meals and sporting events; provided that, such gifts shall not be so frequent or so expensive as to raise a suggestion of conduct inconsistent with high standards of professional ethics.

* Outside Activities - RCM employees are forbidden from taking part in any outside business activities without the permission of the compliance department of RCM.

* Disclosure - RCM employees are required to advise the Compliance Officer of any personal arrests and/or convictions they may be involved in or on a prompt and complete basis.

* Violations - The management team of RCM is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. If the team determines that a RCM employee has committed a violation of the Code, RCM may impose sanctions and take other actions it may deem appropriate, including a letter of caution or warning, suspension of employment (with or without pay), civil referral to the SEC and/or NASD, criminal referral, and termination of the employment of the violator(s) for cause.

Exhibit 1.

REQUEST for APPROVAL of OUTSIDE ACCOUNT

Name

Request approval for a brokerage account or investments account at a broker/dealer or financial institution other than Rafferty Capital Markets, LLC.

Justification:

Account Name: ________________________

B/D or Financial Institution:

Name ________________________

Address ________________________

Account Number________________________

If this request is approved, I will instruct the institution to send duplicate confirmations and statements to Rafferty capital Markets, LLC, Attn: Compliance Department

Signature _______________________                                                                Date ________________________

Approval of Supervisor:

Name ________________________

Title ________________________

Signature ____________________                                                                           Date ________________________

Exhibit 2
OUTSIDE BUSINESS ACTIVITY QUESTIONNAIRE

This questionnaire is submitted for the following outside business activity: __________________
___________________________________________________________________________
_________

Detailed description of activity (e.g. Insurance Sales is not sufficient, provide details):
___________________________________________________________________________
_________

___________________________________________________________________________
_________

Business name under which activity is conducted: _____________________________

Capacity in which I will be involved (check where appropriate):

__Owner Official	__Director or Trustee	__Elected
__ % of Ownership Officer	__Officer	__Active
__Agent/Representative	__Consultant	__Passive
__Employee	__Other________________

Term of office or projected period of involvement:

Annual compensation earned (salary, fees, commissions, etc.) if any: _______________________

Percent of total annual compensation this represents ______ %

Are you aware of any conflicts of interest your involvement in this activity may pose to your continued affiliation with Rafferty Capital Markets, LLC ? ____Yes    ______  No
If Yes, please describe:

Have you ever or do you intend to recommend investment in or purchase in or sale of securities of the OUTSIDE BUSINESS ENTITY identified above? ______ Yes _______ No
If Yes, please describe:

I hereby certify that the above information is current and accurate to the best of my knowledge. Further, I agree to notify Rafferty Capital Markets, LLC of any material changes by amending this questionnaire.

Representative Signature	Representative Name	Date

Supervisor Signature	Supervisor Name	Date